Exhibit 99.2 Exploration & Production

Pipeline & Storage

Gathering

Utility

Exhibit 99.2

Exploration & Production



Rochester
Buffalo
NY
Albany
Erie
PA
New York
Pittsburgh
Harrisburg
Amarillo
Dallas
El Paso
TX
Houston
CA
Bakersfield
Los Angeles
SENECA RESOURCES AREAS

Pipeline & Storage



LAKE ONTARIO
Rochester
Buffalo
NY
Albany
LAKE ERIE
Erie
PA
New York
Pittsburgh
Harrisburg
STORAGE AREAS
SYSTEM PIPELINES

Gathering



LAKE ONTARIO
Rochester
Buffalo
NY
Albany
LAKE ERIE
Erie
PA
New York
Pittsburgh
Harrisburg
NFG MIDSTREAM PIPELINES

Utility


CANADA
NY
Lake Ontario
Rochester
Buffalo
Albany
Lake Erie
Erie
New York
PA
Pittsburgh
Harrisburg
DISTRIBUTION CORPORATION AREA